UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HMS Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-3999996
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000 Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-178548

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are shares of common stock, $0.001 par value per share, of HMS Income Fund, Inc. (the “Company”). The description of the shares of common stock contained in the sections entitled “Description of Our Securities,” “Suitability Standards,” “Share Repurchase Program” “Distribution Reinvestment Plan,” and “Plan of Distribution” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-178548), filed with the Securities and Exchange Commission on May 31, 2012 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement on Form N-2 (File No. 333–178548) and are hereby incorporated herein by reference:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit (a)(2) of the Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2 (File No. 333-178548), filed on May 31, 2012).

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit (b) of the Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2 (File No. 333-178548), filed on May 31, 2012).

4.1	Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) of the Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2 (File No. 333-178548), filed on May 31, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 31, 2012

HMS INCOME FUND, INC.

/s/ Charles N. Hazen
Name: Charles N. Hazen
Title: Chairman of the Board and Chief Executive Officer